Exhibit 10.2(i)

Schedule A
Notice of Restricted Stock Unit Grant

Participant:    [●]

Company:    Anthem, Inc.

Notice:	You have been granted the following award of restricted stock units of common stock of the Company in accordance with the terms of the Plan and the attached Restricted Stock Unit Award Agreement.

Plan:    2017 Anthem Incentive Compensation Plan

Grant:    Grant Date: [●]
Number of Restricted Stock Units: [●]

Period of Restriction:
The Period of Restriction applicable to the number of your Restricted Stock Units listed in the “Shares” column below, and any related Dividend Equivalents, shall commence on the Grant Date and shall lapse on the date listed in the “Lapse Date” column below.

Shares	Lapse Date

In the event that a Change of Control (as defined in the Plan) occurs before your Termination, your Restricted Stock Unit Grant will remain subject to the terms of this Agreement, unless the successor company does not assume the Restricted Stock Unit Grant. If the successor company does not assume the Restricted Stock Unit Grant, then the Period of Restriction shall immediately lapse upon a Change of Control and the Shares covered by the award shall be immediately delivered upon the Change of Control, provided that in the event that the Restricted Stock Unit Grant is deferred compensation within the meaning of Code Section 409A, such Shares shall only be delivered upon the Change of Control if such Change of Control is a “change in control event” within the meaning of Code Section 409A and the delivery is made in accordance with Treasury Regulation 1-409A-3(j)(ix).

Acceptance:
In order to accept your Restricted Stock Units, you must electronically accept this Agreement through the Company’s broker at any time within ninety (90) days after the Grant Date. To effect your acceptance, please follow the instructions included with your grant materials. Acceptance of the Agreement includes acceptance of the terms and conditions of the Plan. If you do not timely and electronically accept this Agreement, this Agreement will be null and void as of the 90th day after the Grant Date and you will have no right or claim to the Restricted Stock Units described above.

2018 RSU Agreement

Exhibit 10.2(i)

Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award Agreement (this “Agreement”) dated as of the Grant Date (the “Grant Date”) set forth in the Notice of Restricted Stock Unit Grant attached as Schedule A hereto (the “Grant Notice”) is made between Anthem, Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1.Period of Restriction. The Period of Restriction with respect to the Restricted Stock Units shall be as set forth in the Grant Notice (the “Period of Restriction”). The Participant acknowledges that prior to the expiration of the applicable portion of the Period of Restriction, the Restricted Stock Units may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Upon the expiration of the applicable portion of the Period of Restriction described in the attached Grant Notice, the restrictions set forth in this Agreement with respect to the Restricted Stock Units theretofore subject to such expired Period of Restriction shall lapse and the Shares covered by the related portion of the award shall be immediately delivered, except as may be provided in accordance with Section 10 hereof.

2.Ownership. Upon expiration of the applicable portion of the Period of Restriction described in the attached Grant Notice, the Company shall transfer the Shares covered by the related portion of the award to the Participant’s account with the Company’s captive broker.

3.Termination.
(a)Retirement. If the Participant’s Termination is due to Retirement (for purposes of this Agreement, defined as the Participant’s Termination after attaining age fifty-five (55) with at least ten (10) completed years of service or after attaining age sixty-five (65)), the restrictions upon the Restricted Stock Units shall continue to lapse throughout the Period of Restriction and the Shares covered by the related portion of the Restricted Stock Units shall continue to be delivered upon the applicable Lapse Date; provided, however, that if the Participant’s Termination due to Retirement is during the calendar year of the Grant Date, the Restricted Stock Units shall be forfeited on a pro-rata basis, measured by the number of completed full months in that calendar year during which the Participant was employed by the Company or an Affiliate (e.g., if the Participant’s Retirement occurs in September, 33.3% (or 4/12) of the Restricted Stock Units will be forfeited), and the Period of Restriction on the non-forfeited portion of the Restricted Stock Units shall continue to lapse throughout the Period of Restriction described in the attached Grant Notice and the Shares covered by the related portion of the Restricted Stock Units shall continue to be delivered upon the applicable Lapse Date. 1

(b)Death and Disability. If the Participant’s Termination is due to death or Disability (for purposes of this Agreement, as defined in the applicable Anthem Long-Term Disability Plan), then the Period of Restriction shall immediately lapse, causing any restrictions which would otherwise remain on the Restricted Stock Units to immediately lapse and the Shares covered by the Restricted Stock Units shall be immediately delivered.

(c)Without Cause. If the Participant’s Termination is by the Company or an Affiliate without Cause (for purposes of this Agreement, defined as a violation of “conduct” as such term is defined in the Anthem HR Corrective Action Policy and if the Participant participates in the Anthem, Inc. Executive Agreement Plan (the "Agreement Plan"), the Key Associate Agreement or the Key Sales Associate Agreement also as defined in that plan or agreement) and the Participant is receiving severance under the Agreement Plan, the Anthem Supplemental Unemployment Benefit Plan, the Anthem Excess Termination Benefit Plan, the Key Associate Agreement or the Key Sales Associate Agreement and any portion of the Period of Restriction has not lapsed as of the Participant’s Termination, the Period of Restriction shall continue to lapse through the earlier of (A) the last day of the period for which the Participant is receiving severance or (B) the last Lapse Date in the schedule set forth in the Grant Notice.

_______________________
1 This retirement provision is deleted in non-annual retention grants.

2018 RSU Agreement

Exhibit 10.2(i)

(d)     Other Terminations. Unless Section 3(c) applies, if the Participant’s Termination is by the Company or an Affiliate or by the Participant for any reason other than death, Disability or Retirement, then all Restricted Stock Units for which the Period of Restriction had not lapsed prior to the date of such Termination shall be immediately forfeited.

(e)    Termination after Change of Control. Notwithstanding any other provision of the Agreement, including Section 3(c), if after a Change of Control the Participant’s Termination is (i) by the Company or an Affiliate without Cause (for purposes of this Agreement, defined as a violation of “conduct” as such term is defined in the Anthem HR Corrective Action Policy and if the Participant participates in the Agreement Plan, the Key Associate Agreement or the Key Sales Associate Agreement also as defined in that plan or agreement) or (ii) if the Participant participates in the Agreement Plan, by the Participant for Good Reason (as defined in the Agreement Plan), then the Period of Restriction on all Restricted Stock Units shall immediately lapse, causing any restrictions which would otherwise remain on the Restricted Stock Units to immediately lapse and the Shares covered by the Restricted Stock Units shall be immediately delivered. Notwithstanding any provision of this Agreement to the contrary, in the event that the restrictions on any Restricted Stock Units lapse under any provision of this Section 3 by reason of any Termination and such Termination occurs within the two year period following a Change of Control that is a “change in control event” within the meaning of Code Section 409A, the Shares subject to the Participant’s Restricted Stock Units shall be delivered to the Participant immediately upon such Termination.
4.    Transferability of the Restricted Stock Units. The Participant shall have the right to appoint any individual or legal entity in writing, on a Designation of Beneficiary form, as his/her beneficiary to receive any Restricted Stock Units (to the extent not previously terminated or forfeited) under this Agreement upon the Participant’s death. Such designation under this Agreement may be revoked by the Participant at any time and a new beneficiary may be appointed by the Participant by execution and submission to the Company, or its designee, of a revised Designation of Beneficiary form to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Participant on the Designation of Beneficiary form and received by the Company, or its designee, prior to the date of the Participant’s death. If the Participant dies without such designation, the Restricted Stock Units will become part of the Participant’s estate.

5.    Dividend Equivalents. In the event the Company declares a dividend on Shares (as defined in the Plan), for each unvested Restricted Stock Unit on the dividend payment date, the Participant shall be credited with a Dividend Equivalent, payable in cash, with a value equal to the value of the declared dividend. The Dividend Equivalents shall be subject to the same restrictions as the unvested Restricted Stock Units to which they relate. No interest or other earnings shall be credited on the Dividend Equivalents. Subject to continued employment with the Company and Affiliates, the restrictions with respect to the Dividend Equivalents shall lapse at the same time and in the same proportion as the initial award of Restricted Stock Units. No additional Dividend Equivalents shall be accrued for the benefit of the Participant with respect to record dates occurring prior to, or with respect to record dates occurring on or after the date, if any, on which the Participant has forfeited the Restricted Stock Units or any Restricted Stock Units have been settled. For any specified employee, any Dividend Equivalents subject to Code Section 409A and payable upon a termination of employment shall be subject to a six month delay. The Dividend Equivalents shall be subject to all such other provisions set forth herein, and may be used to satisfy any or all obligations for the payment of any tax attributable to the Dividend Equivalents and/or Restricted Stock Units.

6.    Taxes and Withholdings. Upon the expiration of the applicable portion of the Period of Restriction (and delivery of the underlying Shares), or as of which the value of any Restricted Stock Units first becomes includible in the Participant’s gross income for income tax purposes, the Participant shall satisfy all obligations for the payment of any tax attributable to the Restricted Stock Units. The Participant shall notify the Company if the Participant wishes to pay the Company in cash, check or with shares of Anthem common stock already owned for the satisfaction of any taxes of any kind required by law to be withheld with respect to such Restricted Stock Units. Any such election made by the Participant must be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee of the Board of Directors of the Company (“Committee”), in its sole discretion, deems appropriate. If the Participant does not notify the Company in writing at least 14 days prior to the applicable lapse of the Period of Restriction, the Committee is authorized to take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. Such other actions may include withholding the required amounts from other compensation payable to the Participant, a sell-to-cover transaction or such other method determined by the Committee, in its discretion.

2018 RSU Agreement

Exhibit 10.2(i)

7.Restrictive Covenants. As a condition to receipt of the Restricted Stock Unit Grant made under this Agreement and/or award of vested Restricted Stock Units, the Participant agrees as follows:

(a)Confidentiality.

(i)The Participant recognizes that the Company derives substantial economic value from information created and used in its business which is not generally known by the public, including, but not limited to, plans, designs, concepts, computer programs, formulae, and equations; product fulfillment and supplier information; customer and supplier lists, and confidential business practices of the Company, its affiliates and any of its customers, vendors, business partners or suppliers; profit margins and the prices and discounts the Company obtains or has obtained or at which it sells or has sold or plans to sell its products or services (except for public pricing lists); manufacturing, assembling, labor and sales plans and costs; business and marketing plans, ideas, or strategies; confidential financial performance and projections; employee compensation; employee staffing and recruiting plans and employee personal information; and other confidential concepts and ideas related to the Company’s business (collectively, “Confidential Information”). The Participant expressly acknowledges and agrees that by virtue of his/her employment with the Company, the Participant will have access and will use in the course of the Participant’s duties certain Confidential Information and that Confidential Information constitutes trade secrets and confidential and proprietary business information of the Company, all of which is the exclusive property of the Company. For purposes of this Agreement, Confidential Information includes the foregoing and other information protected under the Indiana Uniform Trade Secrets Act (the “Act”), or to any comparable protection afforded by applicable law, but does not include information that the Participant establishes by clear and convincing evidence is or may become known to the Participant or to the public from sources outside the Company and through means other than a breach of this Agreement. Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act of 2016, the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the Company’s trade secrets to his/her attorney and use the trade secret information in the court proceeding if the Participant (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

(ii)The Participant agrees that the Participant will not for himself or herself or for any other person or entity, directly or indirectly, without the prior written consent of the Company, while employed by the Company and thereafter: (A) use Confidential Information for the benefit of any person or entity other than the Company or its affiliates; (B) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information, except as required to perform the Participant’s duties for the Company or its affiliates; or (C) while employed and thereafter, publish, release, disclose or deliver or otherwise make available to any third party any Confidential Information by any communication, including oral, documentary, electronic or magnetic information transmittal device or media. Upon termination of employment, the Participant shall return all Confidential Information and all other property of the Company. This obligation of non-disclosure and non-use of information shall continue to exist for so long as such information remains Confidential Information. Provided, however, nothing in this Agreement prohibits or limits the Participant from (i) reporting possible violations of federal securities law or regulation to any governmental agency or entity or (ii) receiving a monetary award from the governmental agency or entity for the information reported.

(b)    Non-Competition. During any period in which the Participant is employed by the Company, and during a period of time after the Participant’s termination of employment (the “Restriction Period”) which is (i) twenty-four (24) months for Executive Vice Presidents, (ii) fifteen (15) months for Senior Vice Presidents who became a participant in the Agreement Plan before August 6, 2013, and (iii) the greater of the period of severance or twelve (12) months for all other Participants, the Participant will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in a Restricted Territory and perform a Restricted Activity with a Competitor, as those terms are defined herein.

(i)Competitive Position means any employment or performance of services with a Competitor (A) similar to the services in which Participant performed for the Company in the last twenty-

2018 RSU Agreement

Exhibit 10.2(i)

four (24) months of Participant’s employment with Company, or (B) in which the Participant will use any Confidential Information of the Company.

(ii)Restricted Territory means any geographic area in which the Company does business and in which the Participant had responsibility for, or Confidential Information about, such business, within the thirty-six (36) months prior to the Participant’s termination of employment from the Company.

(iii)Restricted Activity means any activity for which the Participant had responsibility for the Company within the thirty-six (36) months prior to the termination of the Participant’s employment from the Company or about which the Participant had Confidential Information.

(iv)Competitor means any entity or individual (other than the Company or its affiliates) engaged in management of network-based managed care plans and programs, or the performance of managed care services, health insurance, long term care insurance, dental, life or disability insurance, behavioral health, vision, flexible spending accounts and COBRA administration or other products or services substantially the same or similar to those offered by the Company while the Participant was employed, or other products or services offered by the Company within twelve (12) months after the termination of Participant’s employment if the Participant had responsibility for, or Confidential Information about, such other products or services while the Participant was employed by the Company.

(c)    Non-Solicitation of Customers. During any period in which the Participant is employed by the Company, and during the Restriction Period after the Participant’s termination of employment, the Participant will not, either individually or as an employee, partner, consultant, independent contractor, owner, agent, or in any other capacity, directly or indirectly, for a Competitor of the Company as defined in subsection (b) above: (i) solicit business from any client or account of the Company or any of its affiliates with which the Participant had contact, participated in the contact, or responsibility for, or about which the Participant had knowledge of Confidential Information by reason of the Participant’s employment with the Company, (ii) solicit business from any client or account which was pursued by the Company or any of its affiliates and with which the Participant had contact, or responsibility for, or about which the Participant had knowledge of Confidential Information by reason of the Participant’s employment with the Company, within the twelve (12) month period prior to termination of employment. For purposes of this provision, an individual policyholder in a plan maintained by the Company or by a client or account of the Company under which individual policies are issued, or a certificate holder in such plan under which group policies are issued, shall not be considered a client or account subject to this restriction solely by reason of being such a policyholder or certificate holder.

(d)     Non-Solicitation of Employees. During any period in which the Participant is employed by the Company, and during the Restriction Period after the Participant’s termination of employment, the Participant will not, either individually or as an employee, partner, independent contractor, owner, agent, or in any other capacity, directly or indirectly solicit, hire, attempt to solicit or hire, or participate in any attempt to solicit or hire, for any non-Company affiliated entity, any person who on or during the six (6) months immediately preceding the date of such solicitation or hire is or was an officer or employee of the Company, or whom the Participant was involved in recruiting while the Participant was employed by the Company.

(e)     Non-Disparagement. The Participant agrees that he/she will not, nor will he/she cause or assist any other person to, make any statement to a third party or take any action which is intended to or would reasonably have the effect of disparaging or harming the Company or the business reputation of the Company’s directors, employees, officers and managers. Further, the Participant will not at any time make any verbal or written statement to any media outlet regarding the Company.

2018 RSU Agreement

Exhibit 10.2(i)

8.    Return of Consideration.

(a)If at any time a Participant breaches any provision of Section 7 or Section 11 then: (i) all unexercised Company stock options under any Designated Plan (defined below) whether or not otherwise vested shall cease to be exercisable and shall immediately terminate; (ii) the Participant shall forfeit any outstanding restricted stock or other outstanding equity award made under any Designated Plan and not otherwise vested on the date of breach; and (iii) the Participant shall pay to the Company (A) for each share of common stock of the Company (“Common Share”) acquired on exercise of an option under a Designated Plan within the 24 months prior to such breach, the excess of the fair market value of a Common Share on the date of exercise over the exercise price, and (B) for each share of restricted stock that became vested under any Designated Plan within the 24 months prior to such breach, the fair market value (on the date of vesting) of a Common Share. Any amount to be repaid pursuant to this Section 8 shall be held by the Participant in constructive trust for the benefit of the Company and shall, upon written notice from the Company, within 10 days of such notice, be paid by the Participant to the Company with interest from the date such Common Share was acquired or the share of restricted stock became vested, as the case may be, to the date of payment, at 120% of the applicable six month short-term AFR. Any amount described in clauses (i) and (ii) that the Participant forfeits as a result of a breach of the provisions of Sections 7 or 11 shall not reduce any money damages that would be payable to the Company as compensation for such breach.

(b)The amount to be repaid pursuant to this Section 8 shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, and without regard to any subsequent change in the fair market value of a Common Share. The Company shall have the right to offset such amount against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement other than any amount pursuant to any nonqualified deferred compensation plan under Section 409A of the Code).

(c)For purposes of this Section 8, a “Designated Plan” is each stock option, restricted stock, or other equity compensation or long-term incentive compensation plan.

9.    Equitable Relief and Other Remedies. As a condition to this Agreement:

(a)    The Participant acknowledges that each of the provisions of Section 7 and 8 of the Plan are reasonable and necessary to preserve the legitimate business interests of the Company, its present and potential business activities and the economic benefits derived therefrom; that they will not prevent him or her from earning a livelihood in the Participant’s chosen business and are not an undue restraint on the trade of the Participant, or any of the public interests which may be involved.

(b)     The Participant agrees that beyond the amounts otherwise to be provided under the Plan and this Agreement, the Company will be damaged by a violation of the terms of this Agreement and the amount of such damage may be difficult to measure. The Participant agrees that if the Participant commits or threatens to commit a breach of any of the covenants and agreements contained in Sections 7 or 11 to the extent permitted by applicable law, then the Company shall have the right to seek and obtain all appropriate injunctive and other equitable remedies, without posting bond therefor, except as required by law, in addition to any other rights and remedies that may be available at law or under this Agreement, it being acknowledged and agreed that any such breach would cause irreparable injury to the Company and that money damages would not provide an adequate remedy. Further, if the Participant violates Section 7 hereof the Participant agrees that the period of violation shall be added to the period in which the Participant’s activities are restricted.

(c)    Notwithstanding the foregoing, the Company will not seek injunctive relief to prevent a Participant residing in California from engaging in post termination competition in California under Section 7(b) or (c) of this Agreement, provided that the Company may seek and obtain relief to enforce Section 8 of this Agreement with respect to such Participants.
(d)The parties agree that the covenants contained herein are severable. If an arbitrator or court shall hold that the duration, scope, area or activity restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or activity restrictions reasonable and enforceable under such circumstances shall be substituted for the stated duration, scope, area or activity restrictions to the maximum extent permitted by law. The parties further agree that the Company’s rights under Section 8 should be enforced to the fullest extent permitted by law irrespective of whether the Company seeks equitable relief in addition to relief provided therein or if the arbitrator or court deems equitable relief to be inappropriate.

2018 RSU Agreement

Exhibit 10.2(i)

10.    Survival of Provisions. The obligations contained in Sections 7, 8, 9 and Section 11 shall survive the Termination of the Participant’s employment with the Company and shall be fully enforceable thereafter.

11.    Cooperation. Upon the receipt of reasonable notice from the Company (including from outside counsel to the Company), the Participant agrees that while employed by the Company and for two years (or, if longer, for so long as any claim referred to in this Section remains pending) after the termination of Participant’s employment for any reason, the Participant will respond and provide information with regard to matters in which the Participant has knowledge as a result of the Participant’s employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of the Participant’s employment with the Company (or any predecessor); provided, that with respect to periods after the termination of the Participant’s employment, the Company shall reimburse the Participant for any out-of-pocket expenses incurred in providing such assistance and if the Participant is required to provide more than ten (10) hours of assistance per week after his termination of employment then the Company shall pay the Participant a reasonable amount of money for his services at a rate agreed to between the Company and the Participant; and provided further that after the Participant’s termination of employment with the Company such assistance shall not unreasonably interfere with the Participant’s business or personal obligations. The Participant agrees to promptly inform the Company if the Participant becomes aware of any lawsuits involving such claims that may be filed or threatened against the Company or its affiliates. The Participant also agrees to promptly inform the Company (to the extent the Participant is legally permitted to do so) if the Participant is asked to assist in any investigation of the Company or its affiliates (or their actions), regardless of whether a lawsuit or other proceeding has then been filed against the Company or its affiliates with respect to such investigation, and shall not do so unless legally required. Provided, however, the Participant is not required to inform the Company of any investigation by a governmental agency or entity resulting from the reporting of possible violations of federal securities law or regulation to any governmental agency or entity, and the Participant may participate in such investigation, without informing the Company.

12.    No Rights as a Shareholder. The Participant shall have no rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock Units, for record dates occurring on or after the Grant Date and prior to the date any such Restricted Stock Units vest in accordance with this Agreement.

13.    No Right to Continued Employment. Neither the Restricted Stock Units nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employment or service of the Company or any Affiliate for any period, nor restrict in any way the right of the Company, which right is hereby expressly reserved, to terminate the Participant’s employment or service at any time for any reason. The Participant acknowledges and agrees that any right to have restrictions on the Restricted Stock Units lapse is earned only by continuing as an employee of the Company or an Affiliate at the will of the Company or such Affiliate, or satisfaction of any other applicable terms and conditions contained in the Plan and this Agreement, and not through the act of being hired, being granted the Restricted Stock Units or acquiring Shares hereunder.

14.    The Plan. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Committee. Unless defined herein, capitalized terms are as defined in the Plan. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Plan and the prospectus describing the Plan can be found on the Company’s HR intranet. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Company at Anthem, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Corporate Secretary, Shareholder Services Department.

15.    Compliance with Laws and Regulations.

(a)    The Restricted Stock Units and the obligation of the Company to deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its discretion, determine to be necessary or applicable. Moreover, the Company shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

2018 RSU Agreement

Exhibit 10.2(i)

(b)    The Shares received upon the expiration of the applicable portion of the Period of Restriction shall have been registered under the Securities Act of 1933 (“Securities Act”). If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.

(c)    If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.

16.    Code Section 409A Compliance. Except with respect to Participants who are Retirement eligible or become Retirement eligible before the calendar year containing the second Lapse Date as shown on the Grant Notice, it is intended that this Agreement meet the short-term deferral exception from Code Section 409A. This Agreement and the Plan shall be administered in a manner consistent with this intent and any provision that would cause the Agreement or Plan to fail to satisfy this exception shall have no force and effect. Notwithstanding anything contained herein to the contrary, Shares in respect of any Restricted Stock Units that (a) constitute “nonqualified deferred compensation” as defined under Code Section 409A and (b) vest as a consequence of the Participant’s Termination shall not be delivered until the date that the Participant incurs a “separation from service” within the meaning of Code Section 409A (or, if the Participant is a “specified employee” within the meaning of Code Section 409A and the regulations promulgated thereunder, the date that is six months following the date of such “separation from service” (or death, if earlier)). In addition, each amount to be paid or benefit to be provided to the Participant pursuant to this Agreement that constitutes deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A.

17.    Notices. All notices by the Participant or the Participant’s assignees shall be addressed to Anthem, Inc., 120 Monument Circle, Indianapolis, Indiana 46204, Attention: Stock Administration, or such other address as the Company may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Company’s records.

18.    Other Plans. The Participant acknowledges that any income derived from the Restricted Stock Units shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.

19.    Recoupment Policy for Incentive Compensation. The Company's Recoupment Policy for Incentive Compensation, as may be amended from time to time, shall apply to the Restricted Stock Units, any Shares delivered hereunder and any profits realized on the sale of such Shares to the extent that the Participant is covered by such policy. If the Participant is covered by such policy, the policy may apply to recoup Restricted Stock Units awarded, any Shares delivered hereunder or profits realized on the sale of such Shares either before, on or after the date on which the Participant becomes subject to such policy.

ANTHEM, INC.

By:      Printed: Lewis Hay III
Its: Chair, Compensation Committee of the Board of Directors

2018 RSU Agreement